Exhibit 99.1

MedeFile International Issues Financial and Operational Update

Press Release: MedeFile International, Inc. – Wed, Aug 22, 2012 8:30 AM EDT

BOCA RATON, FL--(Marketwire -08/22/12)- MedeFile International, Inc. (MDFI) (MDFI), a leader in Internet-enabled Personal Health Record (iPHR) management solutions, today issued a formal update relating to key financial and operational matters expected to affect and further define the Company's business building strategies and future growth prospects.

According to Kevin Hauser, Chairman, President and CEO of MedeFile, "When we look back on 2012, it is sure to be recognized as a year of reinvention and fundamental change for our Company, during which we have focused on building on our unique capabilities and exploiting the competitive differentiation of our iPHR management solutions to enable global adoption and a superior user experience. We've still got a lot of work ahead of us in this regard, but anticipate finalizing the development and implementation of MedeFile 3.0 later this year. In the meantime, we will also continue to pursue and nurture large multi-user sales opportunities on a worldwide basis."

Financial Highlights

On August 20, 2012, MedeFile filed with the U.S. Securities and Exchange Commission its Form 10-Q for the three and six month periods ended June 30, 2012. The filing reflected the following key financial results:

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Revenues for the three months ended June 30, 2012, when compared to the same three months in 2011, dropped 96% to approximately $7,200 from $188,000. For the comparable six month reporting periods, revenues declined 94% to approximately $21,000 from $320,000. The material decrease in revenues was due largely to the Company's decision in mid-2011 to shift its marketing strategy away from consumer-oriented telemarketing campaigns towards the pursuit of wholesale marketing opportunities targeting large healthcare institutions, group practices, self-insured employers, trade unions and other strategic business partners.

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Excluding a non-cash charge of approximately $9.8 million associated with stock compensation expenses booked in the three months ended June 30, 2012, the non-GAAP loss from operations decreased 50% to approximately $332,000 from $663,237 for the comparable three month periods; and 49% to approximately $566,000 from $1.11 million for the comparable six month reporting periods. GAAP loss from operations for the three and six months ended June 30, 2012 was approximately $10.1 million and $10.3 million, respectively, compared to approximately $663,000 and $1.11 million for the comparable periods in 2011, respectively.

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During the first six months of 2012, MedeFile raised a total of $1.0 million from the sale of preferred and common stock. As of June 30, 2012, cash totaled approximately $623,000; there was zero long term debt and total stockholders' deficit was approximately $5.0 million. The increase in total stockholders' deficit was due largely to the booking of $5.6 million in non-cash warrant liabilities.

The description of the financial results within this press release does not purport to be complete and is qualified in its entirety by reference to the full text of the Company's Form 10-Q filed with the Securities and Exchange Commission, which can be accessed at www.sec.gov.

Operational Highlights

Prior to the end of the first quarter 2012, MedeFile announced that Promise Healthcare, Inc., a leading national long term acute care hospital company, agreed to implement a 90-day pilot program to test and confirm the ease of use, functionality and cost benefits derived from adopting MedeFile's premium iPHR as an integral part of its employees' benefits package. The pilot program was launched in late July, providing for the enrollment of Promise's corporate office staff on the MedeFile iPHR system; the pilot will continue through the end of October 2012. Upon successful completion of the pilot program, MedeFile anticipates integrating MedeFile's premium iPHR into Promise's employee benefits package afforded to each of its approximate 2900 eligible employees.

In April 2012, MedeFile enrolled Medical Specialists of the Palm Beaches, Inc. (MSPB) in its Quality of Care Program, providing for MedeFile to partner on a revenue sharing basis with the large group practice. MSPB is the largest group of doctors serving Palm Beach County, Florida with more than 75 physicians on staff serving more than 200,000 patients in 30 medical facilities located across the region. Over the past several months, the Company has collaborated with MSPB's electronic medical record (EMR) system service provider to integrate the MedeFile iPHR system with MSPB's in-house enterprise EMR system; and in early August, began accepting initial MedeFile subscriptions from MSPB's patients. Over the next six months, MSPB will continue to expand its patient marketing initiatives within each of its specialty practice groups, educating patients on the benefits and advantages of adopting the MedeFile system as their personal health record management solution.

In late March, the Company announced that it agreed to form a 50/50 joint venture with a group of senior business and marketing executives in Spain to market and distribute MedeFile's iPHR solutions to consumers, healthcare institutions, government agencies and insurance companies in that country. Consequently, in July 2012, MedeFile Iberia S.L. was formed. Since that time, the Company has been focused on implementing certain back-end enhancements and necessary functionality improvements to its iPHR platform to allow MedeFile Iberia to commence marketing MedeFile's iPHR solutions in Spain and other countries later this year.

During the second quarter 2012, MedeFile also undertook a major redesign of its web site and secure, back-end user interface with a goal of providing its valued subscribers with much more robust and user friendly functionality. System enhancements will include streaming, live motion video of actual diagnostic tests and procedures, such as MRIs, CT scans, catheterizations, etc.

About MedeFile International, Inc.

Headquartered in South Florida, MedeFile has developed and globally markets a proprietary, patient-centric, iPHR (Internet-enabled Personal Health Record) system for gathering, digitizing and organizing medical records so that individuals can have a comprehensive record of all of their medical visits. MedeFile's primary product is its web-based MedeFile solution, a highly secure system for gathering, maintaining, accessing and sharing personal medical records. Interoperable with most electronic medical record management systems marketed to the healthcare industry, the MedeFile solution is designed to gather all of its members' actual medical records and create a single, comprehensive Electronic Health Record (EHR) that is accessible 24 hours a day, seven days a week by the member and the member's authorized users on any web-enabled device (PC, cell phone, smartphone, e-reader) and portable MedeDrive unit. For more information about MedeFile and its annual subscription-based programs, please visit www.medefile.com. You can also follow the Company on Facebook!

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of MedeFile could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

Contact:
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
HANOVER ELITE
Dodi B. Handy
President and CEO
(Twitter: dodihandy)
For Media:
Kathy Addison
COO
(Twitter: kathyaddison)
(407) 585-1080
Email Contact

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